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                                                                   EXHIBIT 10.67

Dear Mr. Smith:

This letter is to confirm our mutual agreement with respect to the terms and conditions under which Gerald Smith and Associates, Inc. and Gerald Smith (individually) (together hereinafter known as "Consultant") agree to provide ViraGenics (Viragen Inc.'s wholly owned subsidiary), directly or through its subsidiaries, affiliated and associated companies, with services in a consulting capacity during the period beginning February 1, 2003 and ending January 31, 2004 (hereinafter referred to as the "CONSULTING PERIOD"), it being understood that this CONSULTING PERIOD shall be extended unless written notice of termination is delivered by either party one to the other ninety (90) days prior to the expiration of the CONSULTING PERIOD or upon the annual anniversary thereof.

1. "Consulting capacity" herein means that Consultant will provide VIRAGENICS with the full benefit of his knowledge, experience and skill with respect to all questions and projects, which VIRAGENICS will stipulate. During the term of this Agreement, Consultant shall provide advice to, consult with, and perform services for the Company. In this regard, the Company will submit any and all new projects it proposes for your review, acceptance or rejection. You agree to notify the Company as to your acceptance or rejection of your involvement as a consultant in any new project within fifteen (15) days from the date of VIRAGEN's submission to you.

VIRAGEN and VIRAGENICS acknowledge that other clients may use your consulting services and it is understood and agreed that you are not to disclose to VIRAGEN any confidential information of other parties, including past and present clients. VIRAGEN will rely upon your ethical judgment to avoid conflicts of interest. It is understood and agreed that during the CONSULTING PERIOD you shall not consult for other parties on Avian Transgenics or leukocyte derived and/or lymphoblastoid derived human interferon alpha and on monoclonal antibodies for the treatment of melanoma. 2.

3. During the Consulting Period, VIRAGEN agrees to pay Consultant at the rate of $12,916.67 per month, payable semimonthly. In the event that consulting services are provided at a location away from the metropolitan area of Consultant's regular place of business, VIRAGEN will reimburse Consultant for reasonable travel and living expenses incurred. It is understood and agreed that VIRAGEN will stipulate in advance in writing the places and locations where Consultant will provide services. Payment for Consultant's services and expenses will be made upon submission and approval to VIRAGEN of an itemized account of expenses incurred and payments due. All payments shall be made by check payable to Gerald Smith and Associates, Inc.

4. During the discussions leading up to this Agreement, including Consultants prior employment with Viragen, Inc. and during the CONSULTING PERIOD and any extensions thereof Consultant has acquired and will continue to acquire from VIRAGEN information which VIRAGEN considers to be proprietary and confidential, for example, information with respect to materials, compounds, formulations, samples, processes, methods, apparatus, operations, clinical trial plans and results and present and future plans of VIRAGEN. Consultant agrees to keep confidential and not to use, except in connection with services in a consulting capacity provided to VIRAGEN, all such information, as well as all information developed as a result of Consultant's services to VIRAGEN under this Agreement, and not to divulge any such information



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         to others at any time. Upon termination of this Agreement or at any other time VIRAGEN requests, Consultant will transmit to VIRAGEN any written, printed or other materials embodying such information, including all copies, excerpts thereof, and samples given or prepared in connection with work performed for VIRAGEN under this Agreement. These obligations with respect to VIRAGEN information shall continue at all times beyond the CONSULTING PERIOD and any extensions thereof.

         Notwithstanding the above, this Agreement shall not restrict Consultant's use or disclosure of information which:

                  (1) is or later becomes publicly known through no fault of Consultant;

                  (2) was already known to Consultant (other than through Consultant's previous employment by VIRAGEN) as evidenced by written records at the time of its receipt from VIRAGEN; or

                  (3) is lawfully and in good faith made available to Consultant without restriction on disclosure or use by a third party.

         Specific information disclosed by VIRAGEN shall not be deemed to be available to the public or in your prior possession merely because it is embraced by more general information available to the public or in Consultant's prior possession.

5. Any and all information, inventions and discoveries, whether or not patentable, which Consultant develops, conceives and/or makes as a result of confidential information received from VIRAGEN shall be the sole and exclusive property of VIRAGEN. Consultant will, upon request of VIRAGEN, promptly execute any and all applications, assignments or other instruments which VIRAGEN shall deem necessary or useful in order to apply for and obtain patent protection worldwide for said inventions and discoveries, and in order to assign and convey to VIRAGEN the sole and exclusive right, title and interest in and to said inventions and discoveries and patent applications and patents thereon. VIRAGEN will bear the costs of preparation and filing of all said patent applications.

6. While providing services for VIRAGEN Consultant will be acting as an independent contractor and not as an employee or agent of VIRAGEN and will not be entitled to any of the benefits, direct or indirect, of an employee of VIRAGEN other than reimbursement of group health insurance costs and an automobile and related expenses during the term of this Agreement.

7. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Florida, USA.

8. Consultant will not be liable for any loss, injury or damage incurred by VIRAGEN or by a third party as a result of performance of the consulting services, including any loss, injury or damage resulting from the negligent or willful act or omission by VIRAGEN. VIRAGEN shall


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         indemnify and hold Consultant harmless from any liability, loss, cost, and expense (including attorneys' fees and costs) incurred as a result of VIRAGEN's breach of this agreement, negligence or willful misconduct. This obligation shall survive the expiration or earlier termination of this agreement.

9. Consultant hereby certifies that Consultant will not or has not employed or otherwise used in any capacity the services of any person debarred under Section 306(a) or (b) of the Federal Food, Drug, and Cosmetic Act in performing any services hereunder.

10. This agreement contains the entire understanding between and among the parties and supersedes any prior understanding and agreement among them including, but not limited to, Consultant's Employment Agreement dated March 1, 2001.

11. Arbitration. The parties hereto desire to avoid and settle without litigation future disputes that may arise between them relative to this Agreement. Accordingly, the parties agree to engage in good faith negotiations to resolve any such dispute. In the event they are unable to resolve any such dispute by negotiation, such dispute shall be submitted to arbitration in Miami, Florida in accordance with the rules of the State of Florida. The arbitration award shall be final and binding on the signatories hereto and may be filed with and enforced by any court of competent jurisdiction. The prevailing party shall be reimbursed by the other for all legal fees connected therewith. In the event that the parties cannot agree upon the venue as provided for herein, within THIRTY (30) DAYS from the date a party has notified the other of the need for arbitration then each party shall have the right to pursue any claim and to litigate within the court system in the State of Florida.

12.      The parties hereto cannot assign this Agreement.

If the foregoing terms and conditions meet with your understanding and approval, please show your acceptance and agreement by signing this letter in duplicate at the place indicated below.

Very truly yours,

VIRAGEN, INC.
VIRAGENICS, INC.


By: /s/ CARL N. SINGER               By:   /s/ GERALD SMITH
    --------------------                   -----------------------------------
    Carl N. Singer                   Name: Gerald Smith, President
    Chairman                               Gerald Smith & Associates, Inc.
                                           and individually